EXHIBIT 99.4

                               TENDER FOR

                           NO PAR COMMON STOCK

                                  OF

                            ND HOLDINGS, INC.

                           IN EXCHANGE FOR ITS

                    7% TAILORED EXCHANGE  NOTES DUE 2016

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated [], 2001 (the "Prospectus"), of ND Holdings, Inc., a North Dakota corporation (the "Company"), and a related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer") relating to the offer by us to exchange its 7% Tailored Exchange Notes Due 2016 (the "Tailored Exchange Notes") for up to all (with the exception of 258,000 shares held by the Company's ESOP plan) of its outstanding no par common stock (the "no par value common stock"), upon the terms and subject to the conditions set forth in the Prospectus. This material is being forwarded to you as the beneficial owner of the no par common stock held by us in your account but not registered in your name.

  The Exchange Offer will be effected on the basis that $1.35 Tailored Exchange Note face value will be exchanged for each Share of no par value common stock validly tendered and accepted for exchange in the Exchange Offer. A Tailored Exchange Note will be issued to each tendering shareholder in a face value equal to one dollar and thirty five cents ($1.35) multiplied by the total number of no par common shares tendered by the tendering shareholder. For example, a shareholder tendering a total of 1500 no par common shares would receive a Tailored Exchange Note in exchange with a face amount of $2,025 ($1.35 x 1500 no par common shares).

 Tailored Exchange Notes will not be issued in amounts of less than $675. For shareholders holding less than 500 common shares who wish to tender their shares, the Company will pay cash of $1.25 per share in lieu of issuing Tailored Exchange Notes to tendering holders of less than 500 shares of validly tendered no par value common stock. This cash payment provision may not be utilized by a shareholder tendering less than the total record number of shares held by such Shareholder. The Company will reject tenders of less than 500 no par common shares from Shareholders who hold of record and/or beneficially (whether in one or more accounts, joint or several) more than 500 no par common shares. With respect to the tender of less than 500 shares, IRA accounts will be considered separate accounts from personal accounts held by the owner of the IRA account. The Company reserves the right to determine in its sole judgment which of a tendering Shareholder's accounts must be combined in determining whether the Shareholder has 500 or more shares of record and/or beneficially. The Company reserves the right to determine in its sole judgment whether a tendering Shareholder is eligible to receive cash for a tender of less than 500 common shares.


  PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, CENTRAL DAYLIGHT TIME, ON [], 2001, UNLESS EXTENDED BY US (THE "EXPIRATION DATE").

  The Exchange Offer is conditioned on the receipt for exchange of at least $1,000,000 exchange value of no par common stock and certain other conditions described in the Prospectus, which conditions may be waived by us.

  We are the holder of record of no par common stock held by us for your account. A tender of such no par common stock may be made only by us as the record holder and pursuant to your instructions.

 THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE NO PAR COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the no par common stock held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing, detaching, and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your no par value common stock, please forward to us your instructions in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Unless otherwise indicated on the instruction form, you will be deemed to have tendered the entire number of common shares of no par common stock held by us for your account.

Very truly yours,



                     INSTRUCTIONS WITH RESPECT TO THE

                             TENDER FOR

                         NO PAR COMMON STOCK

                                 OF

                           ND HOLDINGS, INC.

                          IN EXCHANGE FOR ITS

                   7% TAILORED EXCHANGE NOTES DUE 2016


  The undersigned acknowledges receipt of your letter enclosing the Prospectus, dated [], 2001, of ND Holdings, Inc. (the "Company") and the related Letter of Transmittal relating to the Exchange Offer. This will instruct you to tender the principal amount at maturity of no par common stock indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer, and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.


DESCRIPTION OF NO PAR COMMON STOCK TO BE TENDERED


        Number of shares of
     no par value common stock                              Number of  shares of
  Held by You for the Account of the                        no par common stock
            Undersigned                                           Tendered
            -----------                                           --------

  Unless otherwise indicated, the undersigned will be deemed to have tendered the entire number of common shares of no par common stock held for the account of the undersigned.

Signature(s): ____________________________

              ____________________________

Please print name(s): ____________________

                      ____________________


Date: _________, 2001


  This is neither an offer to exchange or to sell nor a solicitation of an offer to exchange or buy any of the no par common stock (the "no par value common stock") of ND Holdings, Inc. The Exchange Offer (as defined herein) is made only by the Prospectus (as defined herein) and the related Letter of Transmittal, and the Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of no par common stock in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of ND Holdings, Inc. by ND Capital, Inc. or one or more other brokers or dealers which are licensed under the laws of such jurisdiction.

                    NOTICE OF EXCHANGE OFFER TO HOLDERS OF

                            ND HOLDINGS, INC.

                        NO PAR VALUE COMMON STOCK

  ND Holdings, Inc., a North Dakota corporation ("NDHI"), is offering, upon the terms and subject to the conditions set forth in the Prospectus, dated [], 2001 (the "Prospectus"), of NDHI, and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange Offer"), to exchange 7% Tailored Exchange Notes Due 2016 (the "Tailored Exchange Notes") of NDHI, for up to all (with the exception of 258,000 shares held by the Company's ESOP plan) of its outstanding no par value common stock. The Tailored Exchange Notes, (as defined in the Prospectus) of NDHI, will be unsubordinated senior obligations, (as defined in the Prospectus) of NDHI and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of NDHI.

                      THE EXCHANGE OFFER WILL EXPIRE
          AT 12:00 MIDNIGHT, CENTRAL DAYLIGHT TIME ON [], 2001,
                            UNLESS EXTENDED.

  NONE OF THE BOARD OF DIRECTORS OF NDHI OR NDHI MAKES ANY RECOMMENDATION TO HOLDERS OF NO PAR COMMON STOCK AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE EXCHANGE OFFER. HOLDERS OF NO PAR COMMON STOCK ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

  The Exchange Offer will be effected on the basis that $1.35 Tailored Exchange Note face value will be exchanged for each Share of no par value common stock validly tendered and accepted for exchange in the Exchange Offer. A Tailored Exchange Note will be issued to each tendering shareholder in a face value equal to one dollar and thirty five cents ($1.35) multiplied by the total number of no par common shares tendered by the tendering shareholder. For example, a shareholder tendering a total of 1500 no par common shares would receive a Tailored Exchange Note in exchange with a face amount of $2,025 ($1.35 x 1500 no par common shares).

 Tailored Exchange Notes will not be issued in amounts of less than $675. For shareholders holding less than 500 common shares who wish to tender their shares, the Company will pay cash of $1.25 per share in lieu of issuing Tailored Exchange Notes to tendering holders of less than 500 shares of validly tendered no par value common stock. This cash payment provision may not be utilized by a shareholder tendering less than the total record number of shares held by such Shareholder. We will reject tenders of less than 500 no par common shares from Shareholders who hold of record and/or beneficially (whether in one or more accounts, joint or several) more than 500 no par common shares. With respect to the tender of less than 500 shares, IRA accounts will be considered separate accounts from personal accounts held by the owner of the IRA account. The Company reserves the right to determine in its sole judgment which of a tendering Shareholder's accounts must be combined in determining whether the Shareholder has 500 or more shares of record and/or beneficially. The Company reserves the right to determine in its sole judgment whether a tendering Shareholder is eligible to receive cash for a tender of less than 500 common shares.

  The reported last sale price of the Common Stock on the NASDAQ Electronic Bulletin Board on [], 2001 was $[] per share.

  Prior to December 31, 2002, the Tailored Exchange Notes will not be redeemable at the option of the Company. Beginning on January 1, 2003, we may redeem the Tailored Exchange Notes for cash as a whole at any time, or from time to time in part, upon not less than 30 days nor more than 60 days notice at the following prices (expressed as percentages of the principal amount), together with accrued and unpaid interest to, but excluding, the date fixed for redemption at the redemption prices set forth in the Prospectus. The Tailored Exchange Notes may also be redeemed at the option of the holder if there is a Fundamental Change (as defined), at declining prices, subject to adjustment in certain events, together with accrued interest. Additionally, on request of the representative of the estate of a registered holder of a Tailored Exchange Note, the Company will consider but is not obligated to redeem Tailored Exchange Notes held by the estate of the deceased registered holder. See "Description of Tailored Exchange Notes--Redemption of the Tailored Exchange Notes at the Option of the Company", "-- Redemption at the Option of the Holder upon a Fundamental Change" and "Death Of Registered Holder" in the Prospectus.

  Upon the terms and subject to the conditions of the Exchange Offer, NDHI will accept for exchange all no par common stock validly tendered and not withdrawn prior to 12:00 midnight, Central Daylight time, on [], 2001, or if extended by NDHI, in its sole discretion, the latest date and time to which extended (the "Expiration Date"). The Exchange Offer will expire on the Expiration Date. Tenders of no par common stock may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by NDHI, may be withdrawn at any time after 40 business days after the date of the Prospectus.

  NDHI expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Exchange Offer, and not accept for exchange any no par common stock and promptly return all no par common stock at any time for any reason, including (without limitation) if less than $1,000,000 aggregate exchange value of no par common stock are tendered or upon the failure of any of the conditions specified in "The Exchange Offer-Procedures for Tendering" in the Prospectus, (ii) waive any condition to the Exchange Offer and accept all no par common stock previously tendered pursuant to the Exchange Offer, (iii) extend the Expiration Date and retain all no par common stock tendered pursuant to such Exchange Offer until the Expiration Date, subject, however, to all withdrawal rights of holders (see "The Exchange Offer--Withdrawal of Tenders" in the Prospectus), or (iv) amend or modify the terms of the Exchange Offer in any manner, including (without limitation) the form or the formula for calculating the amount of the consideration to be paid pursuant to the Exchange Offer. Any amendment applicable to the Exchange Offer will apply to all no par common stock tendered pursuant to the Exchange Offer. The minimum period during which the Exchange Offer must remain open following a material change in the terms of the Exchange Offer or a waiver by us of a material condition of the Exchange Offer, other than a change in the principal amount at maturity of no par common stock being sought or in the consideration offered, will depend upon the facts and circumstances, including the relative materiality of the change of waiver. See "The Exchange Offer-- Expiration Date; Extensions; Amendments; Termination" in the Prospectus.

  The purpose of the Exchange Offer is to allow tendering shareholders to replace no par common stock with interest bearing Tailored Exchange Notes issued by us. The Company has undertaken this refinancing to take advantage of what it believes to be favorable conditions in the market for issuance of interest bearing debt securities. The Exchange Offer is intended to reduce the number of no par common shares outstanding as well as the "public float" of no par common shares available on the public market.

 The Board of Directors determined that a direct offer to exchange Tailored Exchange Notes issued by us for no par common shares held by our stockholders pursuant to this Exchange Offer would be in the best interests of the Company and its stockholders. The Board of Directors believes that the exchange offer at this time is consistent with our long term corporate goal of seeking to increase stockholder value and per share market price of no par common stock. However, neither the Board of Directors nor the Company makes any recommendation as to whether any stockholder should tender any or all of such stockholder's shares of no par common stock pursuant to the Exchange Offer, or as to the market value of the Tailored Exchange Notes. The Offer provides stockholders who are considering a sale of all or a portion of their shares of no par common stock with the opportunity to exchange those shares of no par common stock for interest bearing Tailored Exchange Notes. The Offer also allows stockholders to exchange only a portion of their shares of no par common stock while retaining a continuing equity interest in the Company.
Stockholders who determine not to accept the Offer will realize a proportionate increase in their interest in the Company, subject to our right to issue additional shares of no par common stock and other equity securities in the future. After consummation of the Exchange Offer, increases or decreases in our net income will be reflected in greater increases or decreases in earnings per share than is presently the case because of the smaller number of shares of no par common stock that will be outstanding, assuming the Company does not issue additional shares of no par common stock in the future.

 In determining whether to tender no par common stock pursuant to the Exchange Offer, stockholders should consider the possibility that they may be able to sell their no par common stock in the future on the NASDAQ OTC Electronic Bulletin Board, or otherwise, at a net price higher than the value of the Tailored Exchange Notes which they would receive in the Exchange. We can give no assurance, however, as to the price at which a stockholder may be able to sell non-tendered no par common stock in the future. No application will be made to list the Tailored Exchange Notes on the NASDAQ Electronic Bulletin Board or any other exchange. It is not anticipated that any public market for the Tailored Exchange Notes will ever develop. Common shareholders considering tender should also be aware that the Tailored Exchange Notes will be illiquid, the Company has no obligation to list the Tailored Exchange Notes on any exchange or to facilitate any public market for the Tailored Exchange Notes..

  The Prospectus and Letter of Transmittal contain important information which should be read before any action is taken by holders of no par value common stock. Tenders may be made only by a properly completed and executed Letter of Transmittal and in conformance with the terms thereof and of the Prospectus.

  The Company will pay, ND Capital, Inc., the Dealer Manager a fee of three cents ($.03) per share or 2.22% of the exchange value ($1.35 per share) as of the Expiration Date for each share of no par value common stock validly tendered and accepted for exchange pursuant to the Exchange Offer. The Dealer Manager may reallocate such fee or portion of such fee to NASD Member Broker-Dealers who enter into a Tailored Exchange Note Solicitation of Exchange Agreement with the Dealer Manager.

  The information required to be disclosed by paragraph (d)(1) of Rule 13e-4 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Prospectus and is incorporated herein by reference.

  The Prospectus and the related Letter of Transmittal are being sent to all registered holders of the no par common stock as of [], 2001.

 The Dealer Manager, ND Capital, Inc., an NASD member Broker-Dealer, and the Exchange Agent, ND Resources, Inc., an SEC registered Securities Transfer Agency, are each wholly owned subsidiaries of the Company. Shareholders should be aware of a potential conflict of interest or other risks which could arise as a result of these entities acting in fiduciary capacities with respect to the exchange offering.

  Any questions or requests for assistance or copies of the Prospectus and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location set forth below. Any copies requested will be forwarded promptly at NDHI's expense. You may also contact your broker, dealer, commercial bank, or trust company or other nominee for assistance concerning the Exchange Offer.

                        THE EXCHANGE AGENT:

                        ND RESOURCES, INC.

               By Hand or Overnight Courier or By Mail:
                       1 North Main Street
                     Minot, North Dakota  58703

                     By Facsimile Transmission
                 (For Eligible Institutions Only):

                         (701) 852-2548

                      Confirm by Telephone:

                        (701) 857-0230


                     THE INFORMATION AGENT:

                      MORROW & CO., INC.
                   445 Park Avenue - 5th Floor
                     New York, New York  10022

               Banks or Brokers Call: (800) 654-2468

            For Information call toll free: (800) 607-0088


              THE DEALER MANAGER FOR THE EXCHANGE OFFER:

                        ND Capital, Inc.
                      1 North Main Street
                   Minot, North Dakota 58703
                        (701) 852-5292